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The Coca-Cola Company Shareowner Forum

Welcome Fellow Shareowners.

For the second year, we are offering you this exclusive website to provide valuable information relevant to our Annual Meeting of Shareowners. This site provides useful information about our business and enables you to vote your shares, participate in a shareowner survey, submit questions for the Annual Meeting in advance and view the meeting live online.

Our 2012 Annual Meeting of Shareowners will be held on April 25th in our hometown of Atlanta beginning at 9:30 a.m. local time at the Cobb Galleria Centre. We hope you can join us there, but if you cannot be there in person, please plan to experience the meeting online though the Shareowner Forum.

Your vote is very important to us and to our business. Prior to the meeting, we encourage you to sign and return your proxy card, use telephone or Internet voting, or use the Shareowner Forum voting link.

Enjoy the site.

Submit a Question for the Annual Meeting

If you would like to submit a question that may be addressed at the Annual Meeting, please submit it here. We appreciate your input and look forward to hearing from you.

Submit

Click here to view responses to frequently asked questions from last year's Forum.

Shareowner Survey

We would like your feedback about voting your shares and the Shareowner Forum. Please complete the survey below.

1) How long have you been a shareowner?

- 0-1 year
- 1-5 years
- 5-10 years
- More than 10 years

2) Are you satisfied with the ability to vote your shares?

- Yes, the voting process was easy
- No, I had a difficult time locating the voting site
- Other, please specify

3) Under what circumstances do you vote your shares?

- I always vote
- I only vote when the topic(s) interest me
- This is my first time voting
- I rarely / never vote

4) What is your primary source for information about the Company when voting?

- Proxy materials (Proxy Statement / Form 10-K)
- Investment professional
- Social media
- Company Website
- Other, please specify

5) What method will you use to vote your shares?

- Postal mail
- Telephone
- Computer / Internet
- Mobile device

6) Did you access the Shareowner Forum last year or is this your first visit?

- Yes, I am a returning visitor
- No, this is my first time accessing the Shareowner Forum

7) What additional information would you like to see available on the Shareowner Forum?

- Brands / New products
- Product quality / ingredients
- Business strategy
- Other, please specify

Submit

PLAY VIDEO
A Message from Muhtar Kent
Chairman and CEO

Please
VOTE
Your Shares
Here

Shareowner Materials

2012 Proxy Statement

2011 Annual Report on Form 10-K

View our 2012 Annual Meeting of Shareowners

In order for us to reach a greater number of shareowners, we are offering a webcast of the annual meeting to be held in Atlanta. We hope you will take this opportunity to tune in. For your convenience, the meeting will be available for viewing through June 30, 2012.

Location:
http://www.thecoca-colacompany.com/investors/shareowner_meeting

Date: April 25, 2012

Time: 9:30 a.m., local time

View Webcast

Click here to register for e-delivery of your investor materials
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Transcript of Welcome Video from Chairman and CEO, Muhtar Kent

Hello, and welcome to our 2012 shareowners’ forum. As an investor in The Coca-Cola Company, your voice is absolutely critical to our future.

This forum is designed to give you a convenient, accessible and informative channel to engage with our company and make your voice heard. Here, you’ll be able to view our company’s proxy materials and vote through the Internet. This forum will also allow you to:

•

submit questions for our annual meeting in advance;

•

access a live webcast of the meeting, and also

•

participate in a shareowner survey.

This year’s annual meeting will be held on Wednesday, April 25th in our hometown of Atlanta, starting at 9:30 a.m. It comes on the heels of a strong 2011, a year we gained worldwide volume and value share. A year we returned to you – our loyal shareowners – $4.3 billion dollars in dividends and also $4.3 billion dollars in share repurchases.

Before this year’s meeting, I’d like to encourage you to sign and return your proxy card, use telephone or Internet voting, or use this shareowners’ forum to vote your shares. As always, your proxy statement contains all of the items on which we are asking you to cast a vote.

One of the most important items on the agenda will be the election of Directors. We believe we have one of the most knowledgeable and engaged boards in the business world today. Our Directors’ strategic counsel will be even more essential to our business as we move into an era of greater complexity and even greater opportunity.

I certainly hope you will join me, our Board of Directors and our senior leadership in Atlanta for the meeting. But if you cannot be there in person, please plan to experience the meeting online though the shareowners’ forum.

As always, thank you for your investment and thank you for your confidence in our business.